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                                                                   EXHIBIT (99A)

                                CERTIFICATE OF MERGER

                            GOLF-TECHNOLOGY HOLDING, INC.

                                         INTO

                             SNAKE EYES GOLF CLUBS, INC.


     The undersigned corporation

     DOES HEREBY CERTIFY:

     FIRST:    That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:

     NAME                          STATE OF INCORPORATION

Golf-Technology Holding, Inc.                Idaho

Snake Eyes Golf Clubs, Inc.                  Delaware


     SECOND:   That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

     THIRD:    That the name of the surviving corporation of the merger is Snake
Eyes Golf Clubs, Inc., a Delaware corporation.

     FOURTH:   That the Certificate of Incorporation Snake Eyes Golf Clubs,
Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH:    That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 13000 Sawgrass Village Circle, Ponte Vedra Beach, Florida 32082.

     SIXTH:    That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

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     SEVENTH:  The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

CORPORATION         CLASS               NUMBER OF SHARES    PAR VALUE PER SHARE
-----------         -----               ----------------    -------------------

Golf-Technology     Common Stock        25,000,000          $.001
Holding, Inc.

Golf-Technology     Preferred Stock     5,000,000           $.001
Holding, Inc.


     EIGHTH:        That this Certificate of Merger shall be effective upon its filing with the State of Delaware.







     [Signature page follows, remainder of page left intentionally blank]


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Dated: December 16, 1997


                              SNAKE EYES GOLF CLUBS, INC.


                              By:____________________________
                                   Harold E. Hutchins
                                   President and Secretary





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